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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of First Midwest Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-24039) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan of our report dated January 16, 1997, with respect to the 1996 consolidated financial statements of First Midwest Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp Savings and Profit Sharing Plan of our report dated January 16, 1997, with respect to the 1996 consolidated financial statements of First Midwest Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan of our report dated January 16, 1997, with respect to the 1996 consolidated financial statements of First Midwest Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



ERNST & YOUNG LLP
Ernst & Young LLP
Chicago, Illinois
March 5, 1997